                      SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 1999


                             SKYNET HOLDINGS, INC.
                             ---------------------
             (Exact name of registrant as specified in its charter)


    Delaware                           0-25229                       65-0861800
-----------------                      -------                       ----------
(State or other                 (Commission File No.)             (IRS Employer
jurisdiction of                                                  Identification No.)
incorporation)

                           343 South Glasgow Avenue
                             Inglewood, CA  90301
                     -------------------------------------
                    (Address of principal executive office)


Registrant's telephone number, including area code:  (310) 642-7776
                                                     --------------

________________________________________________________________________________
         (Former name or former address, if changed since last report)

ITEM 2:           ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Pony Express Delivery Services, Inc.
---------------------------------------------------

     On June 17, 1999, SkyNet Holdings, Inc. (the "Company") acquired all of the issued and outstanding common stock of Pony Express Delivery Services, Inc., a Delaware corporation ("Pony Express"). The acquisition of Pony Express was made pursuant to a Stock Purchase Agreement dated as of May 27, 1999 (the "Agreement"), by and among the Company, Pony Express Delivery Services, Inc., a Delaware corporation ("PX"), Mustang Holdings, Inc., a Kansas corporation, ("Mustang"), Greenstreet Pony Partners, LLC ("GPP"), a Missouri limited liability company, Mustang Investment Partners ("MIP" and, collectively with GPP, the "Mustang Stockholders"), a Kansas limited liability company; C.M. "Connie" Carson and Diana Carson, as Trustees of the Carson Family Trust (the "Carson Trust") and Richard L. Williams ("Williams").

     As consideration for the purchase of the Pony Express common stock acquired from Mustang, the Company issued 600,000 shares of its common stock, par value $0.0001 per share, to Mustang, 390,000 shares of which (the "Escrow Shares") were deposited into escrow as additional security for Mustang's indemnification obligations under the Agreement. One-half of the Escrow Shares held by the escrow agent and not subject to pending indemnification claims on June 17, 2000 are to be released at that time to Mustang, and the remainder of the Escrow Shares, less shares held for indemnification claims pending at the time, are to be released on December 17, 2000.

     In consideration for the forgiveness of certain indebtedness of Pony Express to GPP, MIP, the Carson Trust and Williams, the Company issued an aggregate of $6,790,464 in stated value of its newly-issued Series B Convertible Preferred Stock (the "Series B Preferred"). The holders of Series B Preferred will be entitled to receive, prior to the payment of dividends or any other distributions on any of the Company's common stock or Series A Convertible Preferred Stock, preferred dividends which will begin to accrue at a rate of 6% of the stated value of the Series B Preferred commencing December 17, 2000, which dividend rate will increase to 8% on December 17, 2001, 10% on December 17, 2002 and 12% on December 17, 2003 and thereafter. The Series B Preferred is convertible into shares of the Company at a conversion price of $8.00 in stated value of Series B Preferred for each share of common stock (the "Conversion Price"), which price is subject to adjustment upon the occurrence of certain events.

     The holders of the Series B Preferred are also entitled to a liquidation preference pursuant to which the Corporation is required to pay to the holders of Series B Preferred upon the liquidation of the Company an amount equal to (i) the aggregate stated value of Series B Preferred held by such holder, plus (ii) all accrued and unpaid dividends on such Series B Preferred as of the date of liquidation, prior to any distributions to any other holder of the Company's common stock or the Company's Series A Convertible Preferred Stock.

     The Corporation has the right to redeem the Series B Preferred by giving fifteen (15) days' written notice (the "Redemption Notice") to all holders
                                        -----------------
thereof. Following receipt of a Redemption Notice, all holders of the Series B Preferred have the right to convert their shares of Series B Preferred into common shares of the Company.

     If at any time when any Series B Preferred is outstanding the Corporation offers to the public, on an underwritten basis for its own account, any newly-issued debt or equity securities (an "Underwritten Offering"), holders of Series
                                      ---------------------
B Preferred who were issued in excess of $600,000 in original aggregate stated value of Series B Preferred have the right, subject to certain provisions, to require the Company to use the proceeds of the Underwritten Offering to redeem all or part of such holder's Series B Preferred Stock.

     The Company has the right to require the holders of the Series B Preferred to convert the Series B Preferred and all accrued and unpaid dividends thereon to common stock in the event the average closing price of the Company's common stock (if such stock is traded on a national securities exchange or the NASDAQ/NMS) or the closing bid price of the common stock (if traded over-the-counter (other than NASDAQ/NMS)) for any period of ten consecutive trading days is equal to or exceeds 200% of the then-effective Conversion Price. The Company's right to cause the holders of the Series B Preferred to convert their holdings to common stock is subject to the requirement that the common stock into which the Series B Preferred is to be converted be registered for resale on a then-effective registration statement filed under the Securities Act of 1933 (the "Securities Act").

     The Company has also entered into a Registration Rights Agreement as of June 17, 1999 with Mustang, GPP, MIP, the Carson Trust and Williams granting those parties certain rights respecting the registration of the common stock issued to Mustang (the "Mustang Shares") and the common stock into which the Series B Preferred issued to GPP, MIP, the Carson Trust and Williams is convertible (the "Conversion Shares"). Subject to certain limitations, the Mustang Shares are eligible for inclusion on registration statements filed by the Company under the Securities Act at any time following June 17, 2000 registering newly-issued common stock to be sold by or on behalf of the Company for its own account. The inclusion of the Mustang Shares on such registrations is subject to customary rights of underwriters to exclude such shares from underwritten offerings. The Company has also agreed to file a registration statement not later than June 17, 2000 (the first anniversary of the Closing
Date) to register the resale of the Conversion Shares.

     As part its acquisition of Pony Express, the Company entered into a Guaranty Agreement for the benefit of NationsCredit Commercial Corporation ("NationsCredit") in support of Pony Express' obligations to NationsCredit under a Loan and Security Agreement dated as of May 28, 1998 (the "Pony Loan Agreement"). The Company also caused one its wholly-owned subsidiaries to make certain of its accounts receivable available to NationsCredit as additional receivables against which Pony Express may borrow from time to time and as additional obligations of Pony Express under the Pony Loan Agreement.

     In connection with the completion of the transaction, the Company also issued 500,000 warrants exercisable for a period of three years from the date of issuance to purchase shares of the Company's Common Stock at a price of $5.00 per share (subject to adjustment) to an unaffiliated financial advisory firm for advisory services provided in conjunction with the acquisition of Pony Express.

     Pony Express and its wholly-owned subsidiary, Courier Express, Inc. operate time-sensitive package, product and document delivery services from approximately 100 locations in 22 states throughout the United States. Pony Express' and Courier Express' operations include same day customized product delivery services for manufacturers and distributors, routed delivery services for financial institutions and specialized "on call" services for customers with time-sensitive pick-up and delivery requirements.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Acquired Business
          -----------------------------------------

          It is impracticable at the time of the filing of this Current Report to provide the historical financial information for Pony Express required by Regulation S-X. Accordingly, the Company will file the required historical financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

     (b)  Pro Forma Financial Statements of Businesses
          --------------------------------------------

          It is impracticable at the time of the filing of this Current Report to provide the pro forma financial information for Pony Express required by Regulation S-X. Accordingly, the Company will file the required pro forma financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

     (c)  Exhibits
          --------

                                 EXHIBIT INDEX

      Exhibit
      Number
  (Referenced to
 Item 601 of Reg.
       S-K)
 ----------------
        2.1          Stock Purchase Agreement dated as of May 27, 1999 by and among SkyNet
                     Holdings, Inc., Pony Express Delivery Services, Inc., Mustang
                     Holdings, Inc., Greenstreet Pony Partners, LLC, Mustang Investment
                     Partners, LLC, C.M. "Connie" Carson and Diana Carson, as Trustees of
                     the Carson Family Trust, and Richard L. Williams.

        2.2          Amendment No. 1 to Stock purchase Agreement dated as of June 17, 1999.

        4.1          Certificate of Designation of Series B Convertible Preferred Stock

                                  SIGNATURES
                                  ----------


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 1, 1999                        SKYNET HOLDINGS, INC.


                                            BY:  /s/ Vjekoslav Nizic
                                               ----------------------
                                                     Vjekoslav Nizic
                                               Chief Executive Officer

                                 EXHIBIT INDEX


   Exhibit
   Number
(Referenced
to Item 601
of Reg. S-K)
------------
      2.1        Stock Purchase Agreement dated as of May 27, 1999 by and among SkyNet
                 Holdings, Inc., Pony Express Delivery Services, Inc., Mustang Holdings, Inc.,
                 Greenstreet Pony Partners, LLC, Mustang Investment Partners, LLC, C.M.
                 "Connie" Carson and Diana Carson, as Trustees of the Carson Family Trust, and
                 Richard L. Williams

      2.2        Amendment No. 1 to Stock purchase Agreement dated as of June 17, 1999

      4.1        Certificate of Designation of Series B Convertible Preferred Stock